UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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EVOFEM BIOSCIENCES, INC.
__________

(Name of Registrant as Specified in Its Charter)
__________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 23, 2021, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive trading days, the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

In accordance with Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days (the “Initial Compliance Period”) to regain compliance with the Bid Price Requirement. The Initial Compliance Period ended on February 21, 2022. To regain compliance, the closing bid price of the Company’s common stock was required to meet or exceed $1.00 per share for a minimum of 10 consecutive business days during the Initial Compliance Period. The Company did not evidence compliance with the Bid Price Requirement during the Initial Compliance Period. On February 22, 2022, the Staff notified the Company that its securities were subject to delisting unless it timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing, and the hearing was held on March 31, 2022.

On April 6, 2022, the Company received a notice (the “Notice”) indicating that the Panel determined to grant the Company an extension through May 20, 2022 to evidence compliance with the Bid Price Requirement, subject to a requirement that the Company obtain shareholder approval for a reverse stock split at its annual meeting on May 4, 2022. According to the Notice, if at any time before May 20, 2022, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Bid Price Requirement and the common stock will continue to be eligible for listing on the Nasdaq Capital Market. If, however, compliance with the Bid Price Requirement cannot be demonstrated by May 20, 2022, the Staff will provide written notification that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Panel. There can be no assurance that, if the Company does appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

Item 8.01.	Other Events.

On April 7, 2022, the Company issued a press release announcing the Panel’s decision. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated April 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: April 7, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer

Exhibit 99.1

Nasdaq Accepts Evofem Plan to Regain Listing Compliance

Continued Listing Subject to Receipt of Shareholder Approval for the Reverse Stock Split of
Evofem Common Stock before May 4, 2022, with Compliance by May 20, 2022

SAN DIEGO, April 7, 2022 -- Evofem Biosciences, Inc. (Nasdaq: EVFM) (“Evofem” and the “Company”), a commercial-stage biopharmaceutical company, today announced the Nasdaq Hearings Panel (the “Panel”) has granted Evofem’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq”), pending the outcome of the stockholder vote on the Company’s reverse stock split proposal scheduled to take place at its annual general meeting on May 4, 2022.

“We appreciate the Panel’s decision to continue listing Evofem’s common stock on Nasdaq,” said Saundra Pelletier, Chief Executive Officer of Evofem. “We continue working to build support for the reverse stock split among stockholders of record, which we expect will enable us to regain and maintain compliance with the Nasdaq Bid Price Requirement.”

The Company is currently seeking shareholder approval to implement a reverse stock split of its common stock at a ratio of no less than 1-for-5 shares, and up to 1-for-15 shares, as stated in Evofem’s definitive proxy statement filed on March 30, 2022, with the U.S. Securities and Exchange Commission. The proxy statement will be mailed to stockholders of record as of March 28, 2022 and is available through the Company’s website at https://evofem.investorroom.com/SEC-filings.

As previously disclosed, on August 23, 2021, Evofem received a deficiency letter from the Listing Qualifications Department of Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market for the preceding 30 consecutive trading days.

In accordance with Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days to regain compliance with the Bid Price Requirement. On February 22, 2022, the Company was notified that Nasdaq had determined to delist the Company as it did not comply with the listing requirements. On March 1, 2022, the Company requested a hearing, which was held on March 31, 2022.

About Evofem Biosciences
Evofem Biosciences, Inc. (NASDAQ: EVFM) is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Additional Information
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY SUPPLEMENT TO THE PROXY STATEMENT AS THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE REVERSE STOCK SPLIT AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT AND ANY SUPPLEMENTS TO THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY EVOFEM THROUGH THE SEC WEBSITE AT WWW.SEC.GOV AND ON THE COMPANY’S WEBSITE AT https://evofem.investorroom.com/SEC-filings.

Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the outcome of the stockholder vote and the Company’s ability to regain compliance with the Bid Price Rule by May 20, 2022. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Relations Contact:
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775

Media Contact:
Jack Hirschfield
Evofem Biosciences, Inc
jhirschfield@evofem.com
Mobile: 512-674-5163